                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                OCTOBER 23, 2000


                           CUBIST PHARMACEUTICALS, INC.
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                         0-21379                22-3192085
-------------------------------------------------------------------------------
 (State or Other Jurisdiction           (Commission             (IRS Employer
         of Incorporation)              File Number)         Identification No.)


                 24 EMILY STREET, CAMBRIDGE, MASSACHUSETTS    02139
               (Address of Principal Executive Offices)    (Zip Code)


       Registrant's telephone number, including area code: (617) 576-1999

         ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 7, 2000, Cubist Pharmaceuticals, Inc. filed with the Securities and Exchange Commission a Current Report on Form 8-K for the purpose of reporting the acquisition of TerraGen Discovery Inc. on October 23, 2000. This amendment is being filed for the purpose of including financial statements and pro forma financial information required by Item 7 of Form 8-K and should be read in conjunction with Cubist's Form 8-K.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                 Audited financial statements of Cubist Pharmaceuticals Inc. (formerly TerraGen Discovery Inc.) for the years ended December 31, 1999 and 1998.

                 Unaudited financial statements of Cubist Pharmaceuticals Inc. (formerly TerraGen Discovery Inc.) for the nine months ended September 30, 2000 and 1999.

         (B)     PRO FORMA FINANCIAL INFORMATION.

                 Unaudited pro forma combined financial statements of Cubist Pharmaceuticals, Inc. as of September 30, 2000 and the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998.

         (C)     EXHIBITS

                 23.1 Consent of KPMG LLP

                      Consolidated Financial Statements of


                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
                           (Expressed in U.S. Dollars)


                     Years ended December 31, 1999 and 1998

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Cubist Pharmaceuticals Inc.
(formerly TerraGen Discovery Inc.)


We have audited the consolidated balance sheets of Cubist Pharmaceuticals Inc. (formerly TerraGen Discovery Inc.) (the "Company") as at December 31, 1999 and 1998 and the consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and 1998 and the results of its operations and cash flows for each of the years in the three year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Cubist Pharmaceuticals Inc. (formerly TerraGen Discovery
Inc.) (the "Company") will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chartered Accountants

/s/ KPMG LLP

Vancouver, Canada

April 3, 2000, except as to
note 1 which is as of December 7, 2000
and note 13 which is as of
October 23, 2000

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
                           Consolidated Balance Sheets
                           (Expressed in U.S. Dollars)

                           December 31, 1999 and 1998

                                                                                     1999                 1998
                                                                                     ----                 ----
                                     Assets

Current assets:
     Cash and cash equivalents                                            $       677,647       $    2,315,418
     Accounts receivable, net of allowance for doubtful
       accounts of $nil (1998 - $nil)                                             292,676              140,705
     Investment tax credits receivable                                            926,699              169,348
     Prepaid expenses                                                             225,243               30,286
                                                                          ---------------       --------------

         Total current assets                                                   2,122,265            2,655,757

Fixed assets (note 4)                                                           1,073,164              302,509

Intangible assets (note 5)                                                      9,195,153               83,089
                                                                          ---------------       --------------

Total assets                                                              $    12,390,582       $    3,041,355
                                                                          ===============       ==============

                      Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                                     $       472,856       $       79,764
     Accrued liabilities                                                          475,841               81,963
     Current portion of long-term debt (note 6)                                 2,095,292                   -
     Current portion of obligations under capital lease (note 7)                  185,734               92,877
                                                                          ---------------       --------------

         Total current liabilities                                              3,229,723              254,604

Long-term debt (note 6)                                                         2,192,082                   -

Obligations under capital lease (note 7)                                          147,258              214,932

Deferred revenue                                                                2,533,875                   -

Stockholders' equity (note 8):
     Common stock, without par value, authorized 30,000,000 shares; issued
       2,925,000 at December 31, 1999
       (1998 - 2,925,000)                                                         754,197              754,197
     Class B preferred shares, without par value, authorized
       30,000,000 shares; issued 13,090,976 at December 31,
       1999 (1998 - 6,812,612)                                                 13,838,782            6,794,785
     Additional paid-in capital                                                   690,346               44,844
     Deficit                                                                  (11,247,059)          (4,938,708)
     Accumulated other comprehensive income                                       251,378              (83,299)
                                                                          ---------------       --------------

         Total stockholders' equity                                             4,287,644            2,571,819
                                                                          ---------------       --------------

Commitments (notes 3 and 11)
Subsequent events (notes 1 and 13)

Total liabilities and stockholders' equity                                $    12,390,582       $    3,041,355
                                                                          ===============       ==============

See accompanying notes to consolidated financial statements.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
                      Consolidated Statements of Operations
                           (Expressed in U.S. Dollars)

                  Years ended December 31, 1999, 1998 and 1997

                                                                   1999               1998                1997
                                                                   ----               ----                ----
Revenue:
     Contract research                                    $   1,481,537      $      39,953       $      33,970
     Licensing fee                                               11,468                 -                   -
                                                          -------------      -------------       -------------
                                                              1,493,005             39,953              33,970

Research and development expenses:
     Salaries and benefits                                    1,894,530            899,441             684,456
     Laboratory supplies                                        546,536            441,903             545,376
     Occupancy                                                  642,194            177,975             104,243
     Write-off of acquired in-process research
       and development (note 3)                                 752,304                 -                   -
     Depreciation and amortization                            1,696,916             99,677              10,516
     Scientific consulting                                      295,177             97,802              50,599
     Travel and conference                                      170,480                 -                   -
     Recruitment                                                 47,516             64,253              31,746
     Other supplies and equipment                               118,756             86,457              27,607
     Other lab                                                       -                  -                3,338
     Loss on disposal of fixed assets                            22,926                 -                   -
                                                          -------------      -------------       -------------
                                                              6,187,335          1,867,508           1,457,881

General and administrative expenses:
     Salaries and benefits                                      679,770            385,515             138,521
     Occupancy                                                  158,962             22,287              95,221
     Depreciation and amortization                               56,062             27,666              26,766
     Advisory fees                                                   -                  -               24,587
     Advertising                                                116,500             84,952                  -
     Consulting fees                                            373,957            108,593                  -
     Office supplies and equipment                              138,378             40,499              23,307
     Travel and conference                                      216,410             80,914                  -
     Miscellaneous                                               11,943              9,221              17,543
     Professional fees                                          250,830             66,257                  -
     Recruitment                                                 96,733            130,452                  -
     Foreign exchange                                          (196,584)             1,080                  -
                                                          -------------      -------------       -------------
                                                              1,902,961            957,436             325,945
                                                          -------------      -------------       -------------

Loss from operations                                          6,597,291          2,784,991           1,749,856

Other expense (income):
     Interest income                                            (91,140)           (72,426)            (59,454)
     Interest expense                                           727,793             27,522               7,192
                                                          -------------      -------------       -------------
                                                                636,653            (44,904)            (52,262)
                                                          -------------      -------------       -------------

Net Loss before income taxes                                  7,233,944          2,740,087       $   1,697,594

     Investment Tax Credit Recovery                            (925,593)          (175,497)                 -
                                                          -------------      -------------       -------------
Net Loss                                                  $   6,308,351      $   2,564,590       $   1,697,594
                                                          =============      =============       =============


See accompanying notes to consolidated financial statements.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
     Consolidated Statement of Stockholder's Equity and Comprehensive Income
                           (Expressed in U.S. Dollars)

                  Years ended December 31, 1999, 1998 and 1997

                                                              Class B voting
                                   Common shares             Preferred shares          Additional
                               --------------------     ------------------------          paid-in       Accumulated
                                Shares       Amount      Shares           Amount          capital           deficit
                                ------       ------      ------           ------         --------          --------
BALANCE, DECEMBER 31, 1996   2,875,000  $  721,201            -    $          -       $    32,670       $  (676,524)
Issuance of 2,923,980 units,
   consisting of preferred
   shares and warrants, net
   of issuance costs of
   $41,664 (note 8(a))              -           -      2,923,980       3,547,711               -                 -
Net loss                            -           -             -               -                          (1,697,594)
Translation adjustment              -           -             -               -                -                 -
                             ---------    --------     ---------       ---------        ---------       -----------

BALANCE, DECEMBER 31, 1997   2,875,000     721,201     2,923,980       3,547,711           32,670        (2,374,118)

Class B, Series 1 preferred
   shares issued for cash
   upon private placement,
   net of issuance costs
   of $3,901 (note 8(a))            -           -      2,923,977       3,247,074               -                 -
Class B, Series 1 preferred
   shares issued for exchange
   of warrants (note 8(a))          -           -        964,655              -                -                 -
Common shares issued upon
   exercise of stock options    50,000      32,996            -               -           (32,670)               -
Options granted to non-
   employees                        -           -             -               -            44,844                -
Net loss                            -           -             -               -                -         (2,564,590)
Translation adjustment              -           -             -               -                -                 -
                             ---------    --------     ---------       ---------         --------        ----------

Carryforward                 2,925,000     754,197     6,812,612       6,794,785           44,844        (4,938,708)




                              Accumulated other
                                  comprehensive
                                         income
                                ---------------
                                     cumulative
                                    translation     Stockholders'    Comprehensive
                                     adjustment            equity           income
                                ---------------           -------          -------
BALANCE, DECEMBER 31, 1996        $        (566)      $    76,781
Issuance of 2,923,980 units,
   consisting of preferred
   shares and warrants, net
   of issuance costs of
   $41,664 (note 8(a))                       -          3,547,711
Net loss                                     -         (1,697,594)     $(1,697,594)
Translation adjustment                  (43,784)          (43,784)         (43,784)
                                     ----------        ----------      -----------

BALANCE, DECEMBER 31, 1997              (44,350)        1,883,114      $(1,741,378)
                                                                       ============
Class B, Series 1 preferred
   shares issued for cash
   upon private placement,
   net of issuance costs
   of $3,901 (note 8(a))                     -          3,247,074
Class B, Series 1 preferred
   shares issued for exchange
   of warrants (note 8(a))                   -                 -
Common shares issued upon
   exercise of stock options                 -                326
Options granted to non-
   employees                                 -             44,844
Net loss                                     -         (2,564,590)     $(2,564,590)
Translation adjustment                  (38,949)          (38,949)         (38,949)
                                     ----------        ----------      -----------

Carryforward                            (83,299)        2,571,819      $(2,603,539)
                                                                       ===========

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
 Consolidated Statement of Stockholder's Equity and Comprehensive Income, page 2
                           (Expressed in U.S. Dollars)

                  Years ended December 31, 1999, 1998 and 1997

                                                              Class B voting
                                   Common shares             Preferred shares           Additional
                               -------------------        -----------------------          paid-in       Accumulated
                                Shares      Amount        Shares           Amount          capital           deficit
                                ------      ------        ------           ------         --------          --------
BALANCE, DECEMBER 31, 1998   2,925,000    $754,197     6,812,612      $ 6,794,785        $  44,844      $ (4,938,708)
Class B, Series 3 preferred
   shares issued on the
   acquisition of ChromaXome        -           -        600,000          673,405               -                 -
Class B, Series 4 preferred
   shares issued on the
   acquisition of Xenova            -           -      1,000,000        1,140,761               -                 -
Class B, Series 2 preferred
   shares issued for cash upon
   private placement, net of
   issue costs of $9,200                        -      4,678,364        5,229,831               -                 -
Options granted to non-
   employees                        -           -             -                -            58,202                -
Warrants issued in unit offering
   (note 6) as financing cost       -           -             -                -           323,000                -
Beneficial conversion feature
   on convertible debenture
   (note 6)                         -           -             -                -           264,300                -
Net loss                                        -             -                -                          (6,308,351)
Translation adjustment              -           -             -                -                -                 -
                            ----------    --------     ---------      -----------        ---------      -------------

BALANCE, DECEMBER 31, 1999   2,925,000    $754,197    13,090,976      $13,838,782        $ 690,346      $(11,247,059)
                             =========    ========    ==========      ===========        =========      =============



                              Accumulated other
                                  comprehensive
                                         income
                                ---------------
                                     cumulative
                                    translation     Stockholders'    Comprehensive
                                     adjustment            equity           income
                                ---------------           -------          -------
BALANCE, DECEMBER 31, 1998          $ (83,299)        $2,571,819
Class B, Series 3 preferred
   shares issued on the
   acquisition of ChromaXome                -            673,405
Class B, Series 4 preferred
   shares issued on the
   acquisition of Xenova                    -          1,140,761
Class B, Series 2 preferred
   shares issued for cash upon
   private placement, net of
   issue costs of $9,200                    -          5,229,831
Options granted to non-
   employees                                -             58,202
Warrants issued in unit offering
   (note 6) as financing cost               -            323,000
Beneficial conversion feature
   on convertible debenture
   (note 6)                                 -            264,300
Net loss                                    -         (6,308,351)     $(6,308,351)
Translation adjustment                 334,677           334,677          334,677
                                     ---------        ----------      -----------
BALANCE, DECEMBER 31, 1999           $ 251,378        $4,287,644      $(5,973,674)
                                     =========        ==========      ===========


See accompanying notes to consolidated financial statements.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
                      Consolidated Statement of Cash Flows
                           (Expressed in U.S. Dollars)

                  Years ended December 31, 1999, 1998 and 1997


                                                                   1999               1998                1997
                                                                   ----               ----                ----
Cash provided by (used in):

Cash flows from operating activities:
     Net loss                                             $  (6,308,351)     $  (2,564,590)      $  (1,697,594)
     Items not involving cash:
         Write-off of acquired in-process research
           and development                                      752,304                 -                   -
         Depreciation and amortization                        1,752,978            127,343              37,282
         Fair value of options granted to non-employees          58,202             44,844                  -
         Deemed discount amortization on convertible
           debentures                                           372,300                 -                   -
         Unrealized foreign exchange gain, net                 (209,456)                -                   -
         Loss on disposal of assets                              22,926                 -                   -
     Change in non-cash working capital relating to operations:
         Accounts receivable                                   (871,644)          (263,221)            (20,895)
         Prepaid expenses                                      (188,922)            (5,900)            (13,869)
         Accounts payable                                       390,320             23,884             (38,642)
         Accrued liabilities                                    182,442             54,461             (78,128)
         Deferred revenue                                     2,477,626                 -                   -
                                                          -------------      -------------       -------------

         Net cash used in operating activities               (1,569,275)        (2,583,179)         (1,811,846)

Cash flows from investing activities:
     Acquisition of Xenova Discovery (note 3(b))               (747,356)                -                   -
     Acquisition of ChromaXome Corporation
       (note 3(a))                                           (2,315,432)                -                   -
     Purchase of fixed assets                                   (57,780)          (327,218)            (93,610)
     Purchase of intangible assets                             (131,679)           (59,822)            (20,969)
                                                          -------------      -------------       -------------

         Net cash used in investing activities               (3,252,247)          (387,040)           (114,579)

Cash flows from financing activities:
     Issue of long-term debt                                  1,092,683                 -                   -
     Repayment of long-term debt                             (3,208,664)                -                   -
     Increase in obligations under capital lease                     -                  -              333,550
     Repayment of obligations under capital lease               (88,743)            (5,750)                 -
     Proceeds on issuance of shares and warrants              5,229,831          3,247,400           3,547,711
                                                          -------------      -------------       -------------

         Net cash provided by financing activities            3,025,107          3,241,650           3,881,261
                                                          -------------      -------------       -------------

Decrease (increase) in cash and cash equivalents             (1,796,415)           271,431           1,954,836

Effect of changes in foreign exchange rates on cash
   balances                                                     158,644            (36,663)            (51,506)

Cash and cash equivalents, beginning of year                  2,315,418          2,080,650             177,320
                                                          -------------      -------------       -------------

Cash and cash equivalents, end of year                    $     677,647      $   2,315,418       $   2,080,650
                                                          =============      =============       =============


See accompanying notes to consolidated financial statements.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
                  Consolidated Statement of Cash Flows, page 2
                           (Expressed in U.S. Dollars)

                  Years ended December 31, 1999, 1998 and 1997

                                                                   1999              1998             1997
                                                                   ----              ----             ----
Supplementary financial information
     Cash paid for:
         Interest expense                                   $   485,556       $    27,522        $   7,192
         Income taxes                                                -                 -                -
     Non-cash transactions:
         Acquisitions (note 3):
              Issuance of notes payable on acquisitions       6,632,757                -                -
              Issuance of shares on acquisitions              1,814,166                -                -
              Value assigned to warrants issued with
                convertible debenture                           323,000                -                -
              Value assigned to beneficial conversion
                feature on convertible debenture                264,300                -                -

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
                   Notes to Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


1.   LIQUIDITY AND FUTURE OPERATIONS:

     TerraGen Discovery Inc. was incorporated under the Company Act of British Columbia on April 23, 1996. The primary business purpose of the Company is to research and develop bioactive compounds obtained from soil-borne microorganisms and lichen. The Company commenced operations on May 1, 1996. On December 7, 2000 TerraGen Discovery Inc. changed its name to Cubist Pharmaceuticals Inc. (the "Company") subsequent to the completion of the business combination transaction with Cubist Pharmaceuticals, Inc. (note 13(d)).

     These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles on a going concern basis which assumes the realization of assets and the discharge of liabilities and commitments in the normal course of business. The Company has incurred losses of $6,308,351 during the year ended December 31, 1999 (1998 - $2,564,590; 1997 - $1,697,594). As at December 31, 1999, cash and cash equivalents amounted to $677,647 and the Company had a working capital deficiency of $1,107,458. In addition, the Company has had negative cash flows from operations and will require significant additional expenditures to develop its technology. The Company will require additional capital in order to continue operations, fund its research and development activities, and to create revenue sources to ensure recovery of the carrying value of its assets. On October 23, 2000, the Company completed a business combination transaction with Cubist Pharmaceuticals, Inc. ("Cubist"), a United States incorporated public company. Ongoing financing of the Company's business activities subsequent to the date of combination will be under the control and direction of Cubist's management. These financial statements do not include any adjustments to the amounts and classification of assets, including the carrying amount of fixed assets, intellectual property, methodology and patent rights, and liabilities that might be necessary should the Company not be able to continue as a going concern.


2.   SIGNIFICANT ACCOUNTING POLICIES:

     (a) Basis of consolidation:

         These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and include the accounts of the Company and its wholly-owned subsidiaries, TerraGen Discovery Inc. ("Discovery US") and TerraGen Discovery (UK) Ltd. ("Discovery UK"). All inter-company balances and transactions have been eliminated.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 2
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (b) Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant areas requiring the use of management estimates relate to the valuation of fixed assets and intangible assets, and the determination of their useful lives for purposes of calculating depreciation and amortization.

     (c) Foreign currency:

         The functional currency of the Company and its subsidiaries is the Canadian dollar. The translation of the foreign currency balances into the Canadian dollar functional currency is performed as follows:

               - Monetary items are translated at the rate of exchange in effect at the balance sheet date;

               - Non-monetary items are translated at historical exchange rates; and

               - Revenue and expense items are translated at the average exchange rates prevailing in the period.

         The resulting foreign exchange gains and losses are included in income for the period.

         The Company's Canadian dollar functional currency financial statements are translated into the United States dollar reporting currency with assets and liabilities translated at the exchange rate at the balance sheet date and revenues and expenses translated into United States dollars at average rates for the reporting period. Exchange gains and losses resulting from this translation are excluded from the determination of income and reported as other comprehensive income in stockholders' equity.

     (d) Cash and cash equivalents:

         Cash and cash equivalents consist of cash and investments in highly liquid securities that, on acquisition, have an initial term to maturity of three months or less. Cash equivalents are valued at cost and accrued interest which approximates market value.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 3
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (e) Fixed assets:

         Fixed assets are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. The laboratory equipment, database and office furniture and equipment are depreciated over three to five years. Leasehold improvements are amortized over the lesser of their estimated useful lives and the lease terms.

     (f) Intangible assets:

         Intellectual property and processes represents information databases, and technological process information acquired through the Company's business acquisitions. These assets are amortized on a straight-line basis over their estimated useful life of four years.

         Workforce represents the estimated cost savings or value of experienced employees obtained through acquisitions and are amortized on a straight-line basis over two years.

         Patent costs include costs of obtaining patents directly or through an acquisition transaction. Patent costs are amortized over the lesser of the patent's remaining legal life and its useful life.

     (g) Impairment of long-lived assets:

         The Company reviews long-lived assets including identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets generally measured as being equal to the estimated future discounted net cash flows from the asset.

     (h) Income taxes:

         The Company follows the asset and liability method of accounting for income taxes.

         Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of enactment. To the extent that it is not considered more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 4
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (i) Share issue costs:

         The costs of issuing common shares are applied to reduce the value of consideration assigned to such common shares.

     (j) Deemed debt discounts:

         As applicable, the consideration received on debt instruments issued is allocated between the debt, the fair value of detachable warrants issued with the debt and the intrinsic value of beneficial (in-the-money) conversion options. In these consolidated financial statements, the debt is disclosed net of deemed discounts. Discounts attributable to detachable warrants are amortized to interest expense over the term of the debt. Discounts attributable to a beneficial conversion option are amortized over the period to the initial conversion date. Amortization is calculated by the interest yield method.

     (k) Stock-based compensation:

         The Company accounts for its employee stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25 Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense under the Company's fixed stock option plans is recorded on the date of grant if the market value of the underlying stock at the date of grant exceeds the exercise price.

         The Company recognizes compensation expense for stock options, common stock and other instruments issued to non-employees for services received based upon the fair value of the equity instruments issued. Where the stock-based consideration has future performance requirements to vest, no compensation is recognized until performance is complete and the consideration is earned.

     (l) Revenue recognition:

         Revenue from collaborative arrangements typically includes initial technology access or licensing fees and contract research payments based on the achievement of specified milestones. Initial technology access or licensing fees are recorded as deferred revenue upon receipt and recognized as income on a systematic basis over the period that the related products or services are delivered or obligations as defined in the agreement are performed.

         Contract research revenues consist of non-refundable research and development funding under collaborative agreements. Contract research funding generally compensates the Company for discovery expenses related to the collaborative development programs for certain products and product candidates of the Company, and is recognized as revenue at the time research activities are performed under the terms of the collaborative agreements.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 5
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (m) Research and development expenditures:

         Research and development costs are expressed as incurred. Equipment used in research and development is capitalized only if it has an alternative future use.

         The portion of purchase price, if any, on any acquisition allocated to in-process research and development is charged to expense upon acquisition (note 3).

     (n) Investment tax credits:

         Investment tax credits for research and development expenditures are recorded as a reduction of tax expense when collection is reasonably assured under the flow-through method. Investment tax credits receivable at December 31, 1999 were received in January 2000.

     (o) Recent accounting pronouncements:

         In June 1998, the Financial Accounting Standards Board issued Statement of financial Accounting Standards No. 133 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" (SFAS No. 133). SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133, as recently amended, is effective for fiscal years beginning after June 15, 2000. As to date, the Company has not entered into derivative instruments, management believes the adoption of SFAS No. 133 will not have a material effect on the Company's financial position or results of operations.

         The U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "REVENUE RECOGNITION IN FINANCIAL STATEMENTS" (SAB
         101), on December 3, 1999. SAB 101 provides additional guidance on the application of existing generally accepted accounting principles to revenue recognition in financial statements and is effective for the Company in the fourth quarter of fiscal 2000. The Company does not expect the guidance of SAB 101 to have a material effect on its financial statements upon adoption.


3.   ACQUISITIONS:

     (a) ChromaXome Corporation acquisition:

         On March 17, 1999 the Company purchased substantially all of the assets of ChromaXome Corporation under an asset purchase agreement dated March 12, 1999, among the Company, Trega Biosciences and ChromaXome Corporation ("ChromaXome"). The consideration paid, excluding acquisition costs, for the assets acquired consisted of approximately $2 million in cash, notes payable of approximately $3 million and 600,000 Class B Series 3 voting preferred shares having an estimated fair value of $673,405, convertible into Class A common shares of the Company at the option of the holder. The value assigned to the preferred shares was estimated by reference to the value of third party share transactions near the acquisition date.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 6
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


3.   ACQUISITIONS:

     (b) Xenova Discovery acquisition:

         On April 8, 1999 the Company purchased substantially all of the assets of Xenova Discovery Ltd. under an asset purchase agreement dated April 8, 1999, among the Company, Xenova Group PLC ("Xenova Group") and Xenova Discovery Ltd. ("Xenova"). The consideration paid, excluding acquisition costs, for the assets acquired consisted of L250,000 (being $402,250) in cash, notes payable of L2,250,000 (being $3,619,663) and 1,000,000 Class B Series 4 voting preferred shares having an estimated fair value of $1,140,761, which Class B shares are convertible into Class A common shares of the Company at the option of the holder for no additional consideration on a one-for-one basis. The note payable is repayable at any time by the Company and may be converted to equity of the Company at any time after 24 months from the date of closing, at the option of either Xenova Group or the Company.

         At the date of acquisition, the vendors have entered into certain agreements with third parties relating to the development, screening or evaluation of specified compounds. If, during the 16 month period subsequent to completion of the Xenova acquisition, the Company is able to execute new agreements with the third parties for these services, which agreements will replace and result in the termination of the existing agreements, the Company is required to pay additional cash consideration of L500,000 on an execution of each new agreement to a maximum cumulative payment of L1,000,000.

         Under the agreement, if any future financing agreement of the Company results in the issue of additional equity shares of the Company at a price per share lower than $1.71 Cdn, then the number of shares issued pursuant to this acquisition will be retroactively adjusted to effectively give Xenova Group the same number of shares as if they had been issued at a lower price, with the lowest price under this adjustment set at $1.50 Cdn.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 7
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


3.   ACQUISITIONS (CONTINUED):

     (c) Summary of acquisitions:

         The acquisitions have been accounted for by the purchase method with results of operations of the acquired entities included in the financial statements of the Company from the dates of acquisition.

                                                             ChromaXome             Xenova               Total
                                                             ----------             ------               -----
         Capital assets                                   $      22,806      $   1,060,414       $   1,083,220
         Intangible assets                                    5,574,326          4,380,939           9,955,265
         In-process research and development                    407,310            344,994             752,304
         Liabilities assumed                                     (2,511)          (278,567)           (281,078)
                                                          -------------      -------------       -------------

         Net assets acquired                                  6,001,931          5,507,780          11,509,711

         Consideration:
              Notes payable                                  (3,013,094)        (3,619,663)         (6,632,757)
              Shares issued                                    (673,405)        (1,140,761)         (1,814,166)
                                                          -------------      -------------       -------------

              Cash (including acquisition costs)          $   2,315,432      $     747,356       $   3,062,788
                                                          =============      =============       =============

         Acquired in-process research and development materially represents acquired tangible assets having no alternative future use outside of specified research and development activities.

         The following table reflects, on an unaudited pro forma basis, the combined results of the Company's operations acquired for the years ended December 31, 1999 as if all such acquisitions had taken place immediately prior to the beginning of the respective years presented. Appropriate adjustments have been made to reflect the accounting basis used in recording these acquisitions. No adjustments have been recorded for nonrecurring charges arising on the acquisitions. This pro forma information does not purport to be indicative of the results of operations that would have resulted had the acquisitions been in effect for the entire years presented, and is not intended to be a projection of future results or trends.

                                                                         1999                 1998
                                                                         ----                 ----
         Revenues                                                $    1,493,005      $        39,953
         Net loss                                                $    8,037,736      $     9,328,551


4.   FIXED ASSETS:

                                                                   Accumulated            Net book
     1999                                              Cost       depreciation               value
     ----                                     -------------       ------------       -------------
     Laboratory equipment                      $  1,149,515       $    352,045        $    797,470
     Database                                       146,603             97,736              48,867
     Office furniture and equipment                 233,069             91,966             141,103
     Leasehold improvements                         106,733             21,009              85,724
                                               ------------       ------------        ------------

                                               $  1,635,920       $    562,756        $  1,073,164
                                               ============       ============        ============

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 8
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------

4.   FIXED ASSETS (CONTINUED):

                                                                    Accumulated            Net book
     1998                                               Cost       depreciation               Value
     ----                                       ------------       ------------       -------------
     Laboratory equipment                       $     77,800       $      3,110        $     74,690
     Database                                        138,600             46,200              92,400
     Office furniture and equipment                  126,024             67,937              58,087
     Leasehold improvements                           97,007             19,675              77,332
                                                ------------       ------------        ------------

                                                $    439,431       $    136,922        $    302,509
                                                ============       ============        ============

     Included in property and equipment are approximately $43,000 (1998 - $45,000) in assets under capital leases with accumulated amortization in the amount of approximately $29,000 (1998 - $10,000).

5.   INTANGIBLE ASSETS:

                                                                       Accumulated            Net book
     1999                                                  Cost       depreciation               value
     ----                                         -------------       ------------       -------------
     Patents (i)                                   $  4,917,196       $    282,051        $  4,635,145
     Intellectual property and processes              5,038,240            882,010           4,156,230
     Workforce                                          637,559            233,781             403,778
                                                   ------------       ------------        ------------

                                                   $ 10,592,995       $  1,397,842        $  9,195,153
                                                   ============       ============        ============

                                                                       Accumulated            Net book
     1998                                                  Cost       depreciation               value
     ----                                          ------------       ------------       -------------

     Patents                                       $     87,738       $      4,649        $     83,089
                                                   ============       ============        ============

     (i) Patent cross-license:

         The Company and Diversa Corp. ("Diversa") entered into a cross-license with ("Diversa Agreement") dated November 18, 1999, pursuant to which the Company granted to Diversa a co-exclusive world-wide non-royalty bearing license to certain patented technology of the Company, subject to certain restrictions. The license may not be sublicensed, Diversa cannot use the macrodroplet screening technology for the term of the agreement, and Diversa cannot use the anti-inflammatory or immunosuppressive technology for a period of one year from the date of the agreement.

         Under the Diversa Agreement, Diversa paid an upfront license issue fee of $2,500,000 and will pay annual license maintenance fees of $100,000 beginning in 2000, until the patents expire. The Company is required to repay the license issue fee if they were to merge or be acquired prior to November 18, 2004 by a company whose primary business is in vitro DNA shuffling. No upfront license issue fee revenue was recognized in 1999.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 9
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


6.   LONG-TERM DEBT:

                                                                                     1999                 1998
                                                                                     ----                 ----
     9.50% note payable issued March 16, 1999 maturing
         the earlier of June 30, 2000 or upon completion of
         a second financing. Interest is payable on maturity
         and the principal of $1,000,000 note (note 3(b))                    $  1,000,000          $        -

     LIBOR rate plus 1% note payable, issued April 8, 1999, maturing on April 8, 2002. Interest is payable quarterly on March 31,
         June 30, September 30, and December 31. The principal of
         L1,500,000 is denominated in UK pounds
         sterling (note 3(b))                                                   2,400,440                   -

     12% Convertible debentures issued November 16, 1999, to mature
         March 31, 2000. The debentures are convertible at the
         option of the holder into Class B preferred shares at a
         price of $1.71 Cdn per share and interest is payable on
         maturity. The principal of $1,625,000 is denominated in
         Canadian dollars. The amount presented is
         net of deemed discount (i)                                               886,934                   -
                                                                             ------------          -----------

                                                                                4,287,374                   -
     Less current portion                                                      (2,095,292)                  -
                                                                             ------------          -----------

                                                                             $  2,192,082          $        -
                                                                             ============          ===========


     (i) 12% convertible debentures:

         On November 16, 1999, the Company issued 1,625,000 units for cash proceeds of $1,625,000 Cdn. Each unit entitles the holder to:

         (a) one convertible debenture with a face value of $1 Cdn each, bearing interest at 12%, secured by general security charge over all present and after-acquired property of the Company, payable on March 31, 2000. Each debenture is convertible into 0.5848 of a Class B preferred share at the option of the holder; and

         (b) one third of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase one Class B preferred share of the Company at $1.71 Cdn, until December 31, 1999 until November 16, 2004.

         The estimated value of the detachable share purchase warrants of $323,000 was recorded as a discount on the convertible debenture and is being amortized to interest expense over the term of the debt using the effective yield method. At December 31, 1999, the unamortized discount was $215,000.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 10
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


6.   LONG-TERM DEBT (CONTINUED):

     (i) 12% convertible debentures (continued):

         The convertible debenture has a beneficial conversion feature valued at $264,300, equal to the aggregate excess market value of the underlying common shares at the agreement date over the conversion rate. The beneficial conversion feature was recorded as an addition to additional paid-in capital and recognized on issuance as interest expense, as the debenture being immediately convertible.



7.   OBLIGATIONS UNDER CAPITAL LEASE

     Future minimum payments under capital leases are as follows:

     Year ended December 31,
         2000                                                           $   205,481
         2001                                                               140,668
         2002                                                                11,127
         2003                                                                 1,896
                                                                        -----------

                                                                            359,172
         Interest portion (at rates ranging from 6.59% to 8.38%)            (26,180)
                                                                        ------------

                                                                            332,992
         Less current portion                                              (185,734)
                                                                        -----------

                                                                        $   147,258
                                                                        ===========


8.   SHARE CAPITAL:

     Authorized:
          30,000,000 Class A voting common shares without par value
          30,000,000 Class B non-voting preferred shares without par value, of which four series are designated as follows:

                     (i)   8,000,000 Class B voting preferred shares, Series 1;
                     (ii)  5,000,000 Class B voting preferred shares, Series 2;
                     (iii)   600,000 Class B voting preferred shares, Series 3;
                             and
                     (iv)  5,000,000 Class B voting preferred shares, Series 4.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 11
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


8.   SHARE CAPITAL (CONTINUED):

     (a) Preferred share and warrant private placements:

         By share purchase agreement (the "Agreement") dated May 1, 1997, the Company issued 2,923,980 units at $1.71 Cdn per unit for total cash proceeds of $3,547,711, net of issuance costs of $41,664. Each unit consisted of one Class B, Series 1 preferred share without par value and one-half of a share purchase warrant. Each warrant entitled the holder to acquire one preferred share at an exercise price of $1.71 Cdn per share. Pursuant to the Agreement, the investors agreed to subscribe for $5,000,000 Cdn of additional units (the "Second Closing"). The Second Closing occurred on October 8, 1998, resulting in the Company issuing an additional 2,923,977 units at $1.71 Cdn per unit for total cash proceeds of $3,247,074, net of issuance costs of $3,901. Each unit consisted of one Class B, Series 1 preferred share without par value and one-half of a share purchase warrant. Each warrant entitled the holder to acquire one preferred share at an exercise price of $1.71 Cdn per share.

         If the Company issues additional shares at a price per share which is lower than $1.71 Cdn (the "Floor Price"), including shares issued pursuant to options, warrants or other securities convertible into shares, but excluding shares issued to employees, directors, consultants or strategic partners, or if a controlling block of the shares of the Company are sold below the Floor Price, the number of preferred shares issued pursuant to the Agreement will be adjusted retroactively to reflect the lower price per share.

         In December 1998, the shareholders of the Company authorized the exchange of all of the then outstanding preferred share purchase warrants for Class B, Series 1 preferred shares on a 3 for 1 basis, for no additional consideration. Under these terms, 2,893,965 warrants were exchanged, for no additional consideration, for 964,655 preferred shares on December 31, 1998. The remaining preferred share purchase warrants outstanding are non-transferable and entitle the holder to purchase one preferred share without par value at a price of $1.71 Cdn per share until May 1, 2001.

         On March 4, 1999, the Company issued 4,678,364 Class B, Series 2 preferred shares at a price of $1.71 Cdn per share for gross proceeds of $5,229,831, net of issuance costs of $9,200. Under the private placement agreement, if any future financing agreement of the Company issues any additional equity shares of the Company at a price per share lower than $1.71 Cdn, or all of the equity shares of the Company or a controlling block of equity shares of the Company is sold at a price below $1.71 Cdn per share, the number of shares issued pursuant to this private placement will be retroactively adjusted to effectively give the purchasers the same price as those sold or issued later at a lower price.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 12
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


8.   SHARE CAPITAL (CONTINUED):

     (b) Preferred share purchase warrants:

         As at December 31, 1999, there are 571,677 (1998 - 30,010) preferred share purchase warrants outstanding to purchase preferred shares. A total of 30,010 of the preferred share purchase warrants entitle the holder to purchase one preferred share at a price of $1.71 Cdn per share until May 1, 2001. The remaining 541,667 preferred share purchase warrants entitle the holder to purchase one preferred share at a price of $1.71 Cdn until November 16, 2004.

     (c) Incentive stock options:

         NON-EMPLOYEES:

         During the year ended December 31, 1999, the Company granted 50,000 (1998 - 50,000; 1997 - 125,000) common stock options to advisory board members for their services. The estimated fair value of these options of $52,948 (1998 - $44,654; 1997 - $89,688) was determined using an option pricing model with the following assumptions:

                                                      1999            1998             1997
                                                      ----            ----             ----
         Risk-free interest rate                     5.10%           5.01%            5.24%
         Dividend yield rate                            0%              0%               0%
         Price volatility                             102%            113%             108%
         Weighted average term of option                10              10               10

         EMPLOYEES:

         The Company has a separate fixed stock option plan for its United Kingdom and Canadian employees which enable the Company to grant options to employees, directors and consultants. Each participant enters into an option agreement which sets forth, among other things, the number of options granted, the exercise price and the vesting conditions of the options. Options typically vest over four years and have a contracted life of 10 years.

         At December 31, 1999, the Company has granted 1,327,014 (1998 - 783,950) incentive stock options to employees, directors and consultants to purchase common shares at exercise prices ranging from $1.00 to $1.71 Cdn per share expiring on dates ranging to January 31, 2009.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 13
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


8.   SHARE CAPITAL (CONTINUED):

     (c) Incentive stock options (continued):

         A summary of the status of the Company's fixed stock option plan is as follows:

                                                                Outstanding options
                                                                -------------------
                                                              Number             Average
                                                           of shares      exercise price
                                                       -------------      --------------
                                                                                     Cdn
         Balance, December 31, 1996                           77,750              $ 0.36
         Options granted                                     275,750                1.39
         Options exercised                                        -                   -
         Options cancelled                                    (4,500)               1.00
                                                       -------------              ------

         Balance, December 31, 1997                          349,000                1.31
         Options granted                                     498,950                1.71
         Options exercised                                   (50,000)               0.01
         Options cancelled                                   (14,000)               1.00
                                                       -------------              ------

         Balance, December 31, 1998                          783,950                1.59
         Options granted                                     623,000                1.71
         Options exercised                                        -                   -
         Options cancelled                                   (79,936)               1.66
                                                       -------------              ------

         Balance, December 31, 1999                        1,327,014              $ 1.64
                                                       =============              ======

         The following table summarizes information about fixed stock options outstanding at December 31, 1999:

                                                  Options outstanding                Options exercisable
                              ---------------------------------------------      -----------------------------
                                                  Weighted
                                    Number         average         Weighted            Number
                            outstanding at       remaining          average    exercisable at         Weighted
         Range of             December 31,     contractual         exercise      December 31,          average
         Exercise prices              1999            life            price              1999   exercise price
         ---------------     -------------     -----------      -----------     -------------   --------------
         $1.00                     128,063      6.70 years      $      1.00           123,376    $         1.00
         $1.71                   1,198,951      8.33 years      $      1.71           384,193    $         1.71
                                 ---------
                                 1,327,014                                                       $         1.64

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 14
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


8.   SHARE CAPITAL (CONTINUED):

     (d) Proforma compensation expense information:

         The Company has elected under Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" ("SFAS 123") to continue to apply the intrinsic value based method of accounting for stock-based compensation plans under APB 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES". Under the intrinsic value method, stock compensation is the excess, if any, of the quoted market value of the stock at the date of grant over the exercise price the optionee must pay to acquire the stock. There was no compensation expense recognized under APB 25 for the years ended December 31, 1999, 1998, or 1997.

         The Company follows the disclosure provisions of FAS 123 for its employee stock-based compensation. Had compensation cost been determined based on fair value of at the grant dates, consistent with the measurement provision of FAS 123, net income (loss) would have been:

                                                                            1999           1998           1997
                                                                            ----           ----           ----

         Net loss as reported                                     $    6,308,351  $   2,564,590  $   1,697,594
         Additional compensation for fair value to options                16,925            927            886
                                                                  --------------  -------------  -------------

         Pro forma net loss                                       $    6,325,276  $   2,565,517  $   1,698,480
                                                                  ==============  =============  =============

         The following assumptions were used to estimate the fair value of options:

                                                                            1999           1998           1997
                                                                            ----           ----           ----

         Risk-free interest rate                                           5.10%          5.01%          5.24%
         Dividend yield rate                                                  0%             0%             0%
         Price volatility                                                     0%             0%             0%
         Weighted average expected life of options                    3.82 years     3.65 years     2.84 years

         The weighted average fair value per option granted in 1999 was $0.21 (1998 - $0.24; 1997 - $0.40).


9.   FINANCIAL INSTRUMENTS:

     (a) Fair value:

         The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates their fair value due to the short-term nature of the items. The estimated fair value of long-term debt and capital lease obligations approximates their carrying value. The estimated fair value of long-term debt and capital lease obligation has been determined using current interest rates for similar instruments.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 15
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


9.   FINANCIAL INSTRUMENTS (CONTINUED):

     (a) Fair value (continued):

         In evaluating the fair value information, considerable judgment is required to interpret the market data used to develop the estimates. The use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts. Accordingly, the estimates of fair value presented herein may not be indicative of the amounts that could be realized in a current market exchange.

     (b) Foreign currency and interest rate risk:

         The Company operates internationally, which gives rise to a risk that earnings and cash flows may be negatively impacted by fluctuations in interest and foreign exchange rates. To the date of these financial statements, the Company has not entered into foreign currency hedging arrangements.


10.  INCOME TAXES:

     The components of the deferred income tax assets and liabilities are as follows:

                                                                      1999                 1998
                                                                      ----                 ----
         Deferred income tax assets:
              Loss carry forwards                             $     973,488       $     786,958
              Intangible property                                   211,153                  -
              Property and equipment                                253,788                  -
              Accrued liabilities                                     2,848                  -
              Share issue costs                                      24,767              13,853
              Research and development costs                      1,744,689           1,651,161
              Deferred revenue                                      997,630                  -
                                                              -------------       -------------
                                                                  4,208,363           2,451,972

              Less valuation allowance                           (4,096,892)         (2,259,503)
                                                              --------------      --------------
                                                                    111,471             192,469
         Deferred income tax liabilities:
              Intangible property                                   (12,332)           (137,905)
              Property and equipment                                (99,139)            (54,564)
                                                              -------------       -------------

                                                              $          -        $          -
                                                              =============       =============


     At December 31, 1999, the Company has net operating loss carry forwards for income tax purposes of approximately $3,100,000 Cdn which are available to offset future taxable income. The Company also has approximately $170,000 of investment tax credits expiring between 2006 and 2009 which are available to offset future Federal income taxes payable.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 16
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


11.  COMMITMENTS:

     The Company has an operating lease agreement for office and laboratory premises and office equipment. Future minimum annual lease payments in each of the next five fiscal years under these operating leases are approximately $149,356.


12.  RELATED PARTY TRANSACTIONS:

     The Company and MDS Discovery, a shareholder with representation on the Board of Directors of the Company, entered into a consulting agreement during the year for which consulting fees were paid by the Company totaling $58,552.

     The Company leases certain laboratory and computer equipment from a founding shareholder. The term of the agreement is for a period of ten years commencing May 1, 1996. The Company is required to pay $1 per annum, which is substantially below what would be charged to a non-related party.


13.  SUBSEQUENT EVENTS:

     (a) MM Venture Loan:

         On January 17, 2000, the Company issued notes payable totalling $3,000,000 Cdn to the MM Venture Finance Partnership ("MM"). The notes payable bear interest at 14.4%, and are repayable in blended interest and principal payments over 36 months up to January 17, 2003. Under the terms of the financing, the Company's assets, including its patents, were pledged as security for the loan. In addition, MM received 750,000 warrants entitling MM to purchase Class B Preferred Shares of the Company at a price of $1.71 Cdn per share. Under the terms of the Warrant Agreement, the exercise price per share is reduced to $1.20 Cdn per share if 50% or more of the Company's outstanding shares or substantially all of its assets, rights or properties are acquired through a business combination transaction. The 750,000 warrants were exercised on October 23, 2000 for gross proceeds of $900,000 Cdn, or $1.20 Cdn per share upon the subsequent completion of a business combination (note 13(d)). The exercise of warrants at $1.20 Cdn per share reduced the conversion price of the Xenova note to $1.20 Cdn per share (note 3(b)).

     (b) Trega note payable:

         As per the terms of the acquisition of ChromaXome (note 3(a)), TerraGen issued a $1,000,000 note payable to Trega due June 2000 or 15 days after the completion of a second financing. As TerraGen completed a financing in November 1999 and the MM Venture loan in January 2000 (see above), the note became payable in February 2000. The Company negotiated with Trega to extend the repayment date until April 15, 2000. The $1,000,000 note payable and the related interest to April 15, 2000 of $103,000, was repaid on April 15, 2000.

     (c) Maturity of convertible debentures:

         The Company issued convertible debentures totalling $1,625,000 Cdn in November 1999, due on March 31, 2000. As of April 3, 2000, the Company had not paid back the notes and none of the investors had converted the convertible debentures into equity. Under the terms of the agreement, if the debentures are not repaid before maturity the investors have the right to convert the convertible debentures to preferred shares. Prior to entering into the acquisition agreement with Cubist on August 5, 2000 (note 13(d)), the Company issued 950,293 Class B voting preferred shares on conversion of the convertible debentures totalling $1,625,000 Cdn. In addition, 42,801 Class B voting preferred shares were issued to repay outstanding interest owed on the convertible debentures to March 31, 2000 of $73,190 Cdn.

                           CUBIST PHARMACEUTICALS INC.
                       (Formerly TerraGen Discovery Inc.)
               Notes to Consolidated Financial Statements, page 17
                           (Expressed in U.S. Dollars)

                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------


13.  SUBSEQUENT EVENTS (CONTINUED):

     (d) Business combination:

         On August 5, 2000, Cubist Pharmaceuticals, Inc. ("Cubist"), a Delaware corporation, and the Company entered into a definitive agreement for Cubist to acquire 100% of the issued and outstanding Class A common shares and Class B preferred shares of the Company. The agreement became effective on October 23, 2000. Each issued and outstanding common share of the Company was exchanged for 0.021323 exchangeable shares or common shares of Cubist. Each issued and outstanding preferred share of the Company was exchanged for 0.030386 exchangeable shares or common shares of Cubist. The exchangeable shares are exchangeable at any time at the option of the holder, on a one-for-one basis, for Cubist common shares. All outstanding options, warrants and convertible debentures of the Company were converted into options, warrants and convertible debentures of Cubist, exercisable for or convertible into Cubist common shares. The number of options, warrants and the number of shares underlying the convertible debentures and the related exercise or conversion prices are adjusted to give effect to the Class A common and preferred share exchange ratios. The transaction has been accounted for by Cubist as a pooling of interests.

CUBIST PHARMACEUTICALS INC.
(formerly TerraGen Discovery Inc.)

Consolidated Financial Statements
As at SEPTEMBER 30, 2000 and for the
nine months ended September 30, 2000 and 1999.
(Unaudited)
(expressed in U.S. dollars)

CUBIST PHARMACEUTICALS INC.
(formerly TerraGen Discovery Inc.)
Consolidated Balance Sheets
(UNAUDITED) AS AT SEPTEMBER 30, 2000 and December 31, 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                                                  September 30,      December 31,
                                                                                                      2000               1999
                                                                                                  -------------      -------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                                         $    471,894       $    677,647
Accounts receivable - net of allowance for doubtful accounts of $NIL (1999-$NIL)                       341,798            292,676
                                                                 -------------
Investment tax credits receivable                                                                            -            926,699
Prepaid expenses                                                                                       178,745            225,243
                                                                                                  -------------      -------------
Total current assets                                                                                   992,437          2,122,265

FIXED ASSETS                                                                                           881,590          1,073,164

INTANGIBLE ASSETS                                                                                    7,555,012          9,195,153
                                                                                                  -------------      -------------
Total Assets                                                                                      $  9,429,039       $ 12,390,582
                                                                                                  =============      =============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                                                                                  $    927,600       $    472,856
Accrued liabilities                                                                                    309,357            475,841
Current portion of long-term debt                                                                      451,656          2,095,292
Current portion of obligations under capital lease                                                     121,546            185,734
                                                                                                  -------------      -------------
Total current liabilities                                                                            1,810,159          3,229,723

LONG-TERM DEBT                                                                                       2,930,728          2,192,082

OBLIGATIONS UNDER CAPITAL LEASE                                                                         62,513            147,258

DEFERRED REVENUE                                                                                     2,443,343          2,533,875
                                                                                                  -------------      -------------
Total Liabilities                                                                                    7,246,743          8,102,938
                                                                                                  -------------      -------------
STOCKHOLDERS' EQUITY

Authorized
      30,000,000 common shares, without par value
      30,000,000 Class B preferred shares, without par value
Issued
      2,925,000 (1999-2,925,000) common shares                                                         754,197            754,197
      14,084,070 (1999-13,090,976) Class B preferred shares                                         14,950,879         13,838,782

ADDITIONAL PAID-IN CAPITAL                                                                           1,384,074            690,346

DEFICIT                                                                                            (14,984,811)       (11,247,059)

ACCUMULATED OTHER COMPREHENSIVE INCOME                                                                  77,957            251,378
                                                                                                  -------------      -------------
Total stockholders' equity                                                                           2,182,296          4,287,644
                                                                                                  -------------      -------------
Total stockholders' equity and liabilities                                                        $  9,429,039       $ 12,390,582
                                                                                                  =============      =============

           See accompanying notes to consolidated financial statements

CUBIST PHARMACEUTICALS INC.
(formerly TerraGen Discovery Inc.)
Consolidated Statements of Operations
(UNAUDITED) FOR THE PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                            THREE MONTHS ENDED                             NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                                 SEPTEMBER 30,
                                      -----------------------------------------------------------------------------------------
                                                    2000                   1999                   2000                   1999

REVENUE                                       $  251,890             $  254,483             $1,760,573             $  756,602
                                      -----------------------------------------------------------------------------------------

OPERATING EXPENSES
Research and development                       1,230,930              1,712,735              3,856,128              4,043,245
Write-off of acquired in-process
  research and development                            --                     --                     --                752,304
General and administrative                       234,184                618,816              1,494,203              1,134,350
                                      -----------------------------------------------------------------------------------------
                                               1,465,114              2,331,551              5,350,331              5,929,899

INTEREST INCOME                                  (13,944)               (23,273)               (42,203)               (84,178)
INTEREST EXPENSE                                 265,216                109,653                681,709                229,337
                                      -----------------------------------------------------------------------------------------
                                                 251,272                 86,380                639,506                145,159
                                      -----------------------------------------------------------------------------------------

INVESTMENT TAX CREDIT RECOVERY                  (166,577)              (115,506)              (491,512)              (348,596)
                                      -----------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                       $1,297,919             $2,047,942             $3,737,752             $4,969,860
                                      =========================================================================================

           See accompanying notes to consolidated financial statements

CUBIST PHARMACEUTICALS INC.
(formerly TerraGen Discovery Inc.)
Consolidated Statements of Cash Flows
(UNAUDITED) FOR THE PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                                                 2000               1999

CASH FLOWS FROM OPERATIONS
Net loss for the period                                                              $(3,737,752)            $(4,969,860)
Items not involving cash
      Write-off of acquired in-process research and development                               --                 752,304
      Depreciation and amortization                                                    1,529,291               1,105,767
      Stock based compensation                                                            36,600                  43,650
      Discounts on long-term debt                                                        298,723                      --
      Foreign exchange                                                                   (47,051)               (119,446)
      Loss on disposal of fixed assets                                                        --                  23,528
Changes in non-cash working capital relating to operations
      Accounts receivable                                                                864,670                (423,173)
      Investment tax credits receivable                                                       --                 169,348
      Prepaid expenses                                                                    32,179                (175,486)
      Accounts payable and accrued liabilities                                           347,408                 550,504
                                                                                    -------------------------------------------
                                                                                        (675,932)             (3,042,864)
                                                                                    -------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Xenova assets                                                                  --                (747,365)
Acquisition of ChromaXome assets                                                              --              (2,315,432)
Purchase of fixed assets                                                                 (28,945)                (54,833)
Purchase of intangible assets                                                           (160,438)                     --
                                                                                    -------------------------------------------
                                                                                        (189,383)             (3,117,630)
                                                                                    -------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of long-term debt                                                  2,035,416                      --
Repayment of long-term debt                                                           (1,392,844)                     --
Repayment of obligations under capital lease                                            (135,659)                (71,301)
Proceeds from issuance of shares and warrants                                             49,659               5,229,831
                                                                                    -------------------------------------------
                                                                                         556,572               5,158,530
                                                                                    -------------------------------------------


DECREASE IN CASH AND CASH EQUIVALENTS                                                   (308,743)             (1,001,964)

EFFECT OF CHANGES IN FOREIGN EXCHANGE RATES ON CASH BALANCES                             102,990                 145,894

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                          677,647               2,315,418
                                                                                    -------------------------------------------
CASH AND CASH EQUIVALENTS - END OF PERIOD                                            $   471,894             $ 1,459,348
                                                                                    ===========================================
SUPPLEMENTARY FINANCIAL INFORMATION
Non-cash transactions
      Acquisitions
           Issuance of notes payable on acquisitions                                          --               6,632,757
           Issuance of shares on acquisitions                                                 --               1,814,166
      Value assigned to warrants issued with long-term debt                          $   657,128                      --
      Conversion of long-term debt to equity                                         $ 1,112,097                      --

           See accompanying notes to consolidated financial statements

CUBIST PHARMACEUTICALS INC.
(formerly TerraGen Discovery Inc.)
Notes to Consolidated Financial Statements
(UNAUDITED) AS AT SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2000 AND 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

1     NATURE OF BUSINESS

      TerraGen Discovery Inc. ("the Company") was incorporated under the Company Act of British Columbia on April 23, 1996. The primary business purpose of the Company is to research and develop bioactive compounds obtained from soil-borne micro-organisms and lichen. The Company commenced operations on May 1, 1996. On December 7, 2000, the Company changed its name to Cubist Pharmaceuticals Inc. subsequent to the completion of the business combination transaction with Cubist Pharmaceuticals, Inc. ("Cubist")(note
      6).


2     SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF CONSOLIDATION

      These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States and include the accounts of the Company and its wholly-owned subsidiaries, TerraGen Discovery Inc. and TerraGen Discovery (UK) Ltd. All significant inter-company balances and transactions have been eliminated.

      BASIS OF PRESENTATION

      The accompanying unaudited interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, in the opinion of management, which are necessary to present fairly the financial information set forth therein. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Results of operations for the three and nine-month periods ended September 30, 2000 and 1999 are not necessarily indicative of future financial results.

      The Company's Canadian dollar functional currency financial statements are translated into the United States dollar reporting currency with assets and liabilities translated at the exchange rate at the balance sheet date and revenues and expenses translated into United States dollars at average rates for the reporting period. Exchange gains and losses resulting from this translation are excluded from the determination of income and reported as other comprehensive income in stockholders' equity.


      These unaudited interim consolidated financial statements should be read in conjunction with the Company's audited financial statements and notes thereto included elsewhere in this Form 8-K/A.

CUBIST PHARMACEUTICALS INC.
(formerly TerraGen Discovery Inc.)
Notes to Consolidated Financial Statements
(UNAUDITED) AS AT SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2000 AND 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)


      RECENT ACCOUNTING PRONOUNCEMENTS

      In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25" ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25 and among other issues clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a noncompensatory plan; the accounting consequences of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The application of FIN 44 did not have a material effect on the Company's financial statements.

      The U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), subsequently amended by SAB101A and SAB101B, on December 3, 1999. SAB 101 provides additional guidance on the application of existing generally accepted accounting principles to revenue recognition in financial statements and is effective for the Company in the fourth quarter of fiscal 2000. The Company does not expect the guidance of SAB 101 to have a material effect on its financial statements.

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133, as recently amended, is effective for fiscal years beginning after June 15, 2000. As to date, the Company has not entered into derivative instruments and management believes the adoption of SFAS No. 133 will not have a material effect on the Company's financial statements.

CUBIST PHARMACEUTICALS INC.
(formerly TerraGen Discovery Inc.)
Notes to Consolidated Financial Statements
(UNAUDITED) AS AT SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2000 AND 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

3     LONG-TERM DEBT

                                                                                        SEPTEMBER 30,           DECEMBER 31,
                                                                                                 2000                   1999

      LIBOR rate plus 1% note payable, issued April 8, 1999, and maturing on April
           8, 2002. Interest is payable quarterly on March 31, June 30,
           September 30, and December 31. The principal of L1,500,000 is denominated in UK pounds sterling. The note is convertible to equity anytime after April 8, 2001 at the option of the Company or the
           lender.                                                                          $2,218,594            $2,400,440

      14.4% note payable issued to MM Venture Finance Partnership January 21,
           2000 maturing on January 31, 2003. Blended principal plus interest is payable on the last day of each month over 36 months to January 17,
           2003. The principal of $3,000,000 is denominated in Cdn.
           dollars. The amount presented is net of deemed discount.                          1,163,790                     -

      9.50% note payable issued March 16, 1999.                                                      -             1,000,000

      12% Convertible debentures issued November 16, 1999 maturing March 31,
           2000. The debentures were convertible at the option of the holder into Class B preferred shares at a price of Cdn. $1.71 per share and interest is payable on maturity. The principal of $1,625,000 is denominated in Canadian dollars. The amount presented is net of
           deemed discount.                                                                          -               886,934
                                                                                      -----------------------------------------
                                                                                             3,382,384             4,287,374
      Less:  Current portion                                                                  (451,656)           (2,095,292)
                                                                                      -----------------------------------------
                                                                                            $2,930,728           $ 2,192,082
                                                                                      =========================================

      MM VENTURE FINANCE PARTNERSHIP NOTE

      Under the terms of the financing, the Company's assets, including its patents, were pledged as security for the note. In addition, MM Venture Finance Partnership ("MM") received 750,000 warrants entitling MM to purchase Class B preferred shares of the Company. The warrants entitle MM to purchase preferred shares at an exercise price of Cdn. $1.71 per share. However, if certain conditions arise, the exercise price may be reduced to Cdn. $1.20 or Cdn. $1.00 per share (Note 6).


      9.5% NOTE PAYABLE

      As per the terms of the acquisition of ChromaXome, the Company issued a $1,000,000 note payable due June 2000 or 15 days after the completion of a second financing. As the Company completed subsequent financings in November 1999 and January 2000, the note became payable in February 2000. The Company negotiated to extend the repayment date until April 15, 2000. The $1,000,000 note payable and the related interest of $103,000, was repaid on April 15, 2000.

      12% CONVERTIBLE DEBENTURES

      On November 16, 1999, the Company issued 1,625,000 units for cash proceeds of $1,625,000. Each unit entitled the holder to:

CUBIST PHARMACEUTICALS INC.
(formerly TerraGen Discovery Inc.)
Notes to Consolidated Financial Statements
(UNAUDITED) AS AT SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2000 AND 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

a) one convertible debenture with a face value of Cdn. $1.00 each, bearing interest at 12% per annum and payable on March 31, 2000. A general security charge over all present and after-acquired property of the Company was provided as security. Each debenture was convertible into 0.5848 of a Class B preferred shares at the option of the holder; and

b) one-third of one share purchase warrant. Each whole share purchase warrant entitled the holder to purchase one Class B preferred share of the Company at Cdn. $1.71 after December 31, 1999 until November 16, 2004.

      These debentures and related accrued interest, amounting to $1,112,097, were converted to 993,094 Class B preferred shares on March 31, 2000.


4     DEFERRED REVENUE

      The Company and Diversa Corp. ("Diversa") entered into a cross license agreement (the "Diversa Agreement") dated November 18, 1999, pursuant to which the Company granted to Diversa a co-exclusive world-wide non-royalty bearing license to certain patented technology of the Company, subject to certain restrictions. The license may not be sublicensed, Diversa cannot use the macrodroplet screening technology for the term of the agreement, and Diversa cannot use the anti-inflammatory or immunosuppressive technology for a period of one year from the date of the agreement.

      Under the Diversa Agreement, Diversa paid an upfront license issue fee of U.S. $2,500,000 and will pay annual license maintenance fees of U.S. $100,000 beginning in December 2000, until the patents expire.
      The Company is required to repay the upfront license issue fee if they were to merge or be acquired prior to November 18, 2004 by a company whose primary business is in vitro DNA shuffling. No upfront license fee revenue has been recognized in 2000 or 1999.


5     COMPREHENSIVE LOSS

      Comprehensive loss includes foreign currency translation adjustments and net loss.

                                          Nine months ended September 30
                                          ------------------------------
                                             2000               1999
                                          ----------         -----------

Net loss                                  $3,737,752         $4,969,860

Other comprehensive loss:

      Foreign currency translation           173,421           (152,746)
                                          ----------         -----------
Comprehensive loss                        $3,911,173         $4,817,114
                                          ==========         ===========


CUBIST PHARMACEUTICALS INC.
(formerly TerraGen Discovery Inc.)
Notes to Consolidated Financial Statements
(UNAUDITED) AS AT SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2000 AND 1999
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

6     SUBSEQUENT EVENTS

      On August 5, 2000, Cubist, a Delaware corporation, and the Company entered into a definitive agreement for Cubist to acquire the Company. The agreement became effective on October 23, 2000 after certain conditions were satisfied. Each issued and outstanding common share of the Company was exchanged for 0.021323 shares of Cubist common stock. Each issued and outstanding preferred share of the Company was exchanged for 0.021323 shares of Cubist common stock. All outstanding options, warrants and convertible debentures of the Company were converted into options, warrants and convertible debentures of Cubist. The transaction has been accounted for as a pooling of interests by Cubist.

      Subsequent to September 30, 2000, 760,101 preferred share purchase warrants were exercised for net proceeds of Cdn. $912,121 (Note 3).

                   CUBIST PHARMACEUTICALS, INC.

    UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma condensed combined financial statements assume a business combination consummated on October 23, 2000 between Cubist Pharmaceuticals, Inc., referred to herein as "Cubist," and Cubist Pharmaceuticals Inc. (formerly TerraGen Discovery Inc.), referred to herein as "TerraGen," accounted for using the pooling-of-interests method and are based upon the respective historical financial statements and the notes thereto of Cubist, as well as the historical consolidated financial statements and the notes thereto of TerraGen.

     The pro forma condensed combined financial statements reflect the pro forma financial position of the combining entities as of September 30, 2000 and the pro forma results of operations for the nine months ended September 30, 2000 and the years ended December 31, 1998 and 1999.

     The pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved if the merger had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future financial position or operating results of Cubist.

     Cubist expects to incur merger related charges for the transaction costs of the merger, and for other related costs, principally in the quarter in which the merger is consummated. Such transaction charges are currently estimated to be $1.3 million and will include the direct transaction costs of the merger, including primarily fees to financial advisors, legal counsel and independent accountants.

     These pro forma condensed combined financial statements are based on, and should be read in conjunction with the historical financial statements and the related notes thereto of Cubist, as filed in Cubist's Form 10K for the year ended December 31, 1999 and in Cubist's Form 10Q for the nine months ended September 30, 2000 as well as the historical consolidated financial statements of TerraGen included in this Form 8K/A.

                    CUBIST PHARMACEUTICALS, INC.
            PRO FORMA CONDENSED COMBINED BALANCE SHEET
                     AS OF SEPTEMBER 30, 2000
                           (UNAUDITED)

                                                               Historical              Pro Forma         Pro Forma
                                                         Cubist          TerraGen     Adjustments         Combined
                                                     ---------------   -----------------------------   ---------------
ASSETS
Current assets:
Cash and cash equivalents                               $80,105,744         $471,894            --        $80,577,638
Accounts receivable                                         500,000          341,798                          841,798
Prepaid expenses and other current assets                 1,911,629          178,745                        2,090,374
                                                     ---------------   -----------------------------   ---------------
Total current assets                                     82,517,373          992,437            --         83,509,810

Property and equipment, net                              38,842,370          881,590            --         39,723,960
Goodwill and other intangible assets, net                       --         7,555,012            --          7,555,012
Long-term investments                                    72,286,408              --             --         72,286,408
Other assets                                              2,078,528              --             --          2,078,528
                                                     ---------------   --------------    -----------   ---------------
Total assets                                           $195,724,679       $9,429,039     $      --       $205,153,718
                                                     ===============   ==============    ===========   ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities                 $6,338,239       $1,236,957      1,282,000(2b)    $8,857,196
Current portion of long-term debt                           744,148          451,656            --          1,195,804
Current portion of capital lease obligations                545,482          121,546            --            667,028
                                                     ---------------   --------------    -----------   ---------------
Total current liabilities                                 7,627,869        1,810,159      1,282,000        10,720,028

Long-term debt, net of current portion                   40,899,494        2,930,728            --         43,830,222
Long-term capital lease obligation, net of current          332,949           62,513            --            395,462
portion
Deferred revenue                                                --         2,443,343            --          2,443,343
                                                     ---------------   --------------    -----------   ---------------

Total liabilities                                        48,860,312        7,246,743      1,282,000        57,389,055


Total stockholders' equity                              146,864,367        2,182,296     (1,282,000)(2b)  147,764,663
                                                     ---------------   --------------    -----------   ---------------
Total liabilities and stockholders' equity             $195,724,679       $9,429,039     $      --       $205,153,718
                                                     ===============   ==============    ===========   ===============

                             CUBIST PHARMACEUTICALS, INC.
                PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                    (UNAUDITED)

                                                                  Historical                 Pro Forma      Pro Forma
                                                            Cubist          TerraGen        Adjustments     Combined
                                                        ---------------   -------------    ------------------------------
Revenues                                                    $2,496,247      $1,760,573               --      $ 4,256,820

Operating expenses:
         Research and development                           25,592,426       3,856,128               --       29,448,554
         General and administrative                          5,598,592       1,494,203               --        7,092,795
                                                        ---------------   -------------    -------------   --------------
             Total operating expenses                       31,191,018       5,350,331               --       36,541,349

Operating Loss                                             (28,694,771)     (3,589,758)              --      (32,284,529)

Interest income                                              5,959,473          42,203               --        6,001,676
Interest expense                                              (435,731)       (681,709)              --       (1,117,440)
                                                        ---------------   -------------    -------------   --------------

Loss before income taxes                                   (23,171,029)     (4,229,264)              --      (27,400,293)

Income tax benefit                                                 --          491,512                           491,512

Net loss                                                  $(23,171,029)    $(3,737,752)     $        --     $(26,908,781)
                                                        ===============   =============    =============   ==============

Basic and diluted net loss per common share                     $(0.91)         $(1.28)                           $(1.05)
Weighted average number of common shares for
basic and diluted net loss per common share                 25,473,432       2,925,000                        25,535,802


                         CUBIST PHARMACEUTICALS, INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999
                                (UNAUDITED)

                                                                   Historical                 Pro Forma      Pro Forma
                                                             Cubist           TerraGen       Adjustments      Combined
                                                        -----------------  --------------- -------------------------------
Revenues                                                      $5,353,379        1,493,005            --        $6,846,384

Operating expenses:
Research and development                                      19,351,332        6,187,335            --        25,538,667
General and administrative                                     4,297,723        1,902,961            --         6,200,684
                                                        -----------------  --------------- -------------   --------------
Total operating expenses                                      23,649,055        8,090,296            --        31,739,351

Operating Loss                                               (18,295,676)      (6,597,291)           --       (24,892,967)

Interest income                                                  813,507           91,140            --           904,647
Interest expense                                                (331,341)        (727,793)           --        (1,059,134)
                                                        -----------------  --------------- -------------   ---------------

Loss Before Income Taxes                                     (17,813,510)      (7,233,944)           --       (25,047,454)

Income tax benefit                                                   --           925,593            --           925,593
                                                        -----------------  --------------- -------------   ---------------

Net loss                                                    $(17,813,510)     $(6,308,351)           --      $(24,121,861)
                                                        =================  =============== =============   ===============

Basic and diluted net loss per common share                       $(0.99)          $(2.16)                         $(1.33)

Weighted average number of common shares outstanding          18,040,815        2,925,000                      18,103,185
for basic and diluted net loss per common share


                        CUBIST PHARMACEUTICALS, INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                                UNAUDITED

                                                                  Historical               Pro Forma     Pro Forma
                                                            Cubist           TerraGen     Adjustments    Combined
                                                        ---------------   --------------- ---------------------------
Revenues                                                    $1,634,199           $39,953           --     $1,674,152

Operating expenses:
Research and development                                    10,489,258         1,867,508           --     12,356,766
General and administrative                                   3,495,264           957,436           --      4,452,700
                                                        ---------------   --------------- ------------  -------------

Total operating expenses                                    13,984,522         2,824,944           --     16,809,466

Operating Loss                                             (12,350,323)       (2,784,991)          --    (15,135,314)

Interest income                                                858,919            72,426           --        931,345
Interest expense                                              (333,602)          (27,522)          --       (361,124)
                                                        ---------------   --------------- ------------  -------------

Loss Before Income Taxes                                   (11,825,006)       (2,740,087)          --    (14,565,093)

Income tax benefit                                                 --            175,497           --        175,497
                                                        ---------------   --------------- ------------  -------------

Net loss                                                  $(11,825,006)      $(2,564,590)        $ --   $(14,389,596)
                                                        ===============   =============== ============  =============

Basic and diluted net loss per common share                     $(0.97)           $(0.89)                     $(1.17)

Weighted average number of common shares outstanding        12,224,404         2,887,465                  12,285,973
for basic and diluted net loss per common share


                CUBIST PHARMACEUTICALS, INC.

    NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                       (UNAUDITED)

1.    BASIS OF PRESENTATION

      The unaudited pro forma condensed combined financial statements assume a business combination consummated on October 23, 2000 between Cubist Pharmaceuticals, Inc., referred to herein as "Cubist," and Cubist Pharmaceuticals Inc. (formerly TerraGen Discovery Inc.), referred to herein as "TerraGen," accounted for using the pooling-of-interests method and are based upon the respective historical financial statements and the notes thereto of Cubist, as well as the historical consolidated financial statements of TerraGen.

      Pursuant to the merger agreement, Cubist will issue .021323 shares
      (the "exchange ratio") of Cubist Common Stock (the "Cubist Shares") in exchange for each outstanding share of TerraGen common stock and .030386 Cubist Shares in exchange for each outstanding share of TerraGen preferred stock.

      The pro forma condensed combined statements of operations for the nine months ended September 30, 2000 and the years ended December 31, 1998 and 1999 set forth the pro forma results of operations of Cubist and TerraGen as if the merger of Cubist and TerraGen had occurred at the beginning of that nine month period and each of those years, respectively.

      The pro forma condensed combined financial statements are unaudited, are intended for informational purposes and are not necessarily indicative of the financial position or results of operations of the combined entity which would have been reported had the merger of Cubist and TerraGen occurred at the beginning of the periods presented, nor are they necessarily indicative of the future financial position or results of operations of the combined entity upon consummation of the merger. These pro forma condensed combined financial statements should be read in conjunction with Cubist's financial statements included in Cubist's Quarterly Report on Form 10-Q for the quarterly period ended
      September 30, 2000 and Cubist's Annual Report on Form 10-K for the year ended December 31, 1999 and TerraGen's consolidated financial statements for the years ended December 31, 1999 and 1998 and for the nine months ended September 30, 2000 included in this form 8K-A.

      The unaudited pro forma condensed combined balance sheet as of September 30, 2000 includes the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date.

                   CUBIST PHARMACEUTICALS, INC.

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                           (UNAUDITED)


2.    PRO FORMA ADJUSTMENTS

      (a) Intercompany Transactions - There were no intercompany transactions that required elimination from the unaudited pro forma condensed combined statements of operations or balance sheet.

      (b) Accrued Expenses - The pro forma adjustment to current liabilities and stockholders' equity in the amount of $1.3 million reflects accruals in connection with the estimated transaction costs related to the merger. These estimated transaction costs consist primarily of fees to financial advisors, legal counsel and independent accountants. These costs are not considered in the unaudited pro forma condensed combined statements of operations. These estimated transaction costs will be charged against the results of operations during the fourth quarter of 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CUBIST PHARMACEUTICALS, INC.


                                         By: /s/ Thomas A. Shea
                                             ----------------------------------
                                                Thomas A. Shea,
                                                Vice President, Treasurer and
                                                Chief Financial Officer

Dated:  January 8, 2001